EXHIBIT 2a

ARTICLES OF INCORPORATION

OF

CORPORATE CAPITAL TRUST, INC

ARTICLE I

INCORPORATOR

The undersigned, Linda A. Scarcelli, whose address is 450 S. Orange Avenue, Orlando, Florida 32801, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation is Corporate Capital Trust, Inc. (the “Company”).

ARTICLE III

PURPOSE

The purpose for which the Company is formed is to engage in any lawful business or other activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including conducting and carrying on the business of a business development company, subject to making an election under the Investment Company Act of 1940, as amended.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Company in Maryland is The Corporation Trust Incorporated and its address is 351 West Camden Street, Baltimore, Maryland 21201. The resident agent is a Maryland corporation. The street address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

ARTICLE V

SHARES

The Company has authority to issue one billion (1,000,000,000) shares of common stock at $.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $1,000,000.

ARTICLE VI

DIRECTORS

The business and affairs of the Company shall be managed under the direction of the Board of Directors. The number of directors of the Company initially shall be one, which number may be increased only by Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The name of the director who shall serve until his successor is duly elected and qualified is Thomas A. Sittema.

ARTICLE VII

LIMITATION OF LIABILITY AND INDEMNIFICATION

To the fullest extent permitted by Maryland law, as it may be amended from time to time, no person who at any time was or is a director or officer of the Company shall be personally liable to the Company or its stockholders for money damages.

The Company shall indemnify and hold harmless any person who is or was a director, officer, advisor or affiliate of the Company against any or all losses or liabilities reasonably incurred in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, and shall pay or reimburse reasonable expenses incurred by a director, officer, advisor or affiliate in connection with any proceeding related to such act or omission, to the fullest extent permitted under the laws of the State of Maryland.

No amendment of these Articles of Incorporation or the relevant law or repeal of any of their provisions shall limit or eliminate any of the benefits provided to any director, officer, advisor or affiliate under this Article VII in respect of any act or omission that occurred prior to such amendment or repeal.

ARTICLE VIII

CONTROL SHARE ACQUISITION STATUTE

Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto, shall not apply to any acquisition of securities of the Company by any person.

ARTICLES IX

BUSINESS COMBINATION STATUTE

Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto) of the Company and any person.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 9th day of June, 2010.

SIGNATURE OF INCORPORATOR:

By:	/s/ Linda A. Scarcelli
Name:	Linda A. Scarcelli
Title:	Incorporator

FILING PARTY’S RETURN ADDRESS:

Corporate Capital Trust, Inc.

450 S. Orange Avenue

Orlando, Florida 32801

I hereby consent to my designation in this document as resident agent for this Company.

SIGNATURE OF RESIDENT AGENT

LISTED IN ARTICLE IV:

The Corporation Trust Incorporated

By:
Name:
Title:

The Corporation Trust Incorporated hereby consents to act as resident agent in Maryland for the entity named in the attached document.

The Corporation Trust Incorporated

/s/ Billie J. Swoboda
Billie J. Swoboda, VP